                                                                   EXHIBIT 10(g)


                    WASHINGTON REAL ESTATE INVESTMENT TRUST

                   DEFERRED COMPENSATION PLAN FOR EXECUTIVES








                           Effective January 1, 2000

                               TABLE OF CONTENTS


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                                                                            PAGE
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
ARTICLE I-PURPOSE; EFFECTIVE DATE..........................................   1

 1.1   Purpose.............................................................   1
 1.2   Effective Date......................................................   1

ARTICLE II-DEFINITIONS.....................................................   1

 2.1   Account.............................................................   1
 2.2   Actuarial Equivalent................................................   I
 2.3   Beneficiary.........................................................   1
 2.4   Board...............................................................   1
 2.5   Change in Control...................................................   2
 2.6   Committee...........................................................   3
 2.7   Company.............................................................   3
 2.8   Compensation........................................................   3
 2.9   Deferral Commitment.................................................   3
 2.10  Deferral Period.....................................................   4
 2.11  Determination Date..................................................   4
 2.12  Disability..........................................................   4
 2.13  Earnings............................................................   4
 2.14  Financial Hardship..................................................   4
 2.15  Form of Payment Designation.........................................   4
 2.16  401(k) Plan.........................................................   4
 2.17  Participant.........................................................   4
 2.18  Participation Agreement.............................................   5
 2.19  Plan................................................................   5
 2.20  Plan Benefit........................................................   5
 2.21  Plan Year...........................................................   5
 2.22  Retirement..........................................................   5
 2.23  Years of Service....................................................   5

ARTICLE III-PARTICIPATION AND DEFERRAL COMMITMENTS.........................   5

 3.1   Eligibility and Participation.......................................   5
 3.2   Form of Deferral....................................................   6
 3.3   Commitment Limited by Termination...................................   6
 3.4   Modification of Deferral Commitment.................................   6
 3.5   Change in Employment Status.........................................   6

                                                                             (i)

                               TABLE OF CONTENTS


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                                                                            PAGE
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ARTICLE IV-DEFERRED COMPENSATION ACCOUNT.................................     6

 4.1   Account...........................................................     6
 4.2   Timing of Credits; Withholding....................................     6
 4.3   Determination of Accounts.........................................     7
 4.4   Vesting of Accounts...............................................     7
 4.5   Statement of Accounts.............................................     7

ARTICLE V-PLAN BENEFITS..................................................     7

 5.1   Withdrawals.......................................................     7
 5.2   Termination Benefits..............................................     8
 5.3   Retirement Benefit................................................     8
 5.4   Death Benefit.....................................................     8
 5.5   Form of Payment...................................................     9
 5.6   Withholding; Payroll Taxes........................................     9
 5.7   Valuation and Settlement..........................................     9
 5.8   Payment to Guardian...............................................    10

ARTICLE VI-BENEFICIARY DESIGNATION.......................................    10

 6.1   Beneficiary Designation...........................................    10
 6.2   Changing Beneficiary..............................................    10
 6.3   Change in Marital Status..........................................    10
 6.4   No Beneficiary Designation........................................    11
 6.5   Effect of Payment.................................................    11

ARTICLE VII-ADMINISTRATION...............................................    11

 7.1   Committee; Duties.................................................    11
 7.2   Agents............................................................    11
 7.3   Binding Effect of Decisions.......................................    11
 7.4   Indemnity of Committee............................................    12
 7.5   Election of Committee After Change in Control.....................    12

ARTICLE VIII-CLAIMS PROCEDURE............................................    12

 8.1   Claim.............................................................    12
 8.2   Denial of Claim...................................................    12
 8.3   Review of Claim...................................................    12
 8.4   Final Decision....................................................    13

                                                                            (ii)

                               TABLE OF CONTENTS


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ARTICLE IX-AMENDMENT AND TERMINATION OF PLAN...............................  13

 9.1     Amendment.........................................................  13
 9.2     Company's Right to Terminate......................................  13

ARTICLE X-MISCELLANEOUS....................................................  14

 10.1    Unfunded Plan.....................................................  14
 10.2    Company Obligation................................................  14
 10.3    Unsecured General Creditor........................................  14
 10.4    Trust Fund........................................................  14
 10.5    Nonassignability..................................................  14
 10.6    Not a Contract of Employment......................................  15
 10.7    Protective Provisions.............................................  15
 10.8    Governing Law.....................................................  15
 10.9    Validity..........................................................  15
 10.10   Notice............................................................  15
 10.11   Successors........................................................  15

                                                                           (iii)

                    WASHINGTON REAL ESTATE INVESTMENT TRUST

                   DEFERRED COMPENSATION PLAN FOR EXECUTIVES



                       ARTICLE I-PURPOSE; EFFECTIVE DATE

1.1  Purpose

     The purpose of this Deferred Compensation Plan for Executives is to provide current tax planning opportunities as well as supplemental funds for retirement or death for certain key employees of Company. It is intended that the Plan will aid in attracting and retaining key employees of exceptional ability by providing them with these benefits.

1.2  Effective Date

     The Plan shall be effective as of January 1, 2000.


                            ARTICLE 11-DEFINITIONS

     For the purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1  Account

     "Account" means the Termination Account and the Retirement Account maintained by Company to measure and determine the amounts to be paid to a Participant under the Plan. The maintenance of these accounts is for recordkeeping purposes only and shall not require any segregation of assets.

2.2  Actuarial Equivalent

     "Actuarial Equivalent" means equivalence in value between two (2) or more forms and/or times of payment based on a determination by an actuary chosen by the Committee, using sound actuarial assumptions at the time of such determination.

2.3  Beneficiary

     "Beneficiary" means the person, persons or entity as designated by the Participant, entitled under Article VI to receive any Plan benefits payable after the Participants death.

2.4  Board

     "Board" means the Board of Directors of the Company.

PAGE 1 - DEFERRED COMPENSATION PLAN FOR EXECUTIVES

2.5  Change in Control

     "Change in Control" means an event or occurrence set forth in any one or more of Subsections 2.5(a) through 2.5(d) below (including any event or occurrence that constitutes a Change in Control under one of such Subsections but is specifically exempted from another such Subsection):

          (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any shares of beneficial interest in the Trust if, after such acquisition, such Person beneficially owns (within the meaning of rule 13d-3 promulgated under the Exchange Act) 40% or more of either:

               (i) The then-outstanding share of beneficial interest in the Trust (the "Outstanding Trust Shares"); or

               (ii) The combined voting power of the then-outstanding shares of beneficial interest the Trust entitled to vote generally in the election of Trustees (the "Outstanding Trust Voting Shares"); provided, however, that for purposes this Subsection 2.5(a) the following acquisitions shall not constitute a Change in Control:

                     a) Any acquisition by an employee benefit plan (or related Trust) sponsored or maintained by the Trust or any corporation controlled by the Trust; or

                     b) Any acquisition by any corporation pursuant to a transaction, which complies with clauses in Subsections 2.5(c)(i) and 2.5 (c) (ii); or

          (b) Such time as the continuing Trustees (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors or Trustees of a successor corporation or other entity to the Trust), where the term "Continuing Trustee" means at any date a member of the Board; or

               (i)   Who was a member of the Board on the date hereof; or

               (ii) Who was nominated or elected subsequent to the date hereof with the approval of other Board members who themselves constitute Continuing Trustees at the time of such nomination or election; provided, however, that there shall be excluded from this Subsection 2.5(b)(ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of Trustees or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

          (c) The consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Trust or a sale or other disposition of all or substantially all of the assets of the Trust in one or a series of transactions (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied:

               (i) All or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Trust Shares and Outstanding Trust Voting Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more

PAGE 2 - DEFERRED COMPENSATION PLAN FOR EXECUTIVES than 60% of the then-outstanding shares of beneficial interest or stock, as the case may be, and the combined voting power of the then-outstanding shares or stock, as the case may be, entitled to vote generally in the election of Trustees, or directors, as the case may be, respectively, of the resulting or acquiring corporation or other entity in such Business Combination (which shall include, without limitation, a corporation or other entity which as a result of such transaction owns the Trust or substantially all of the Trust's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation or other entity referred to herein as the "Acquiring Entity") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Trust Shares and Outstanding Trust Voting Shares, respectively; and

               (ii) No Person (excluding the Acquiring Entity or any employee benefit plan (or related Trust) maintained or sponsored by the Trust or by the Acquiring Entity) beneficially owns, directly or indirectly, 40% or more of the then-outstanding shares of beneficial interest or stock as the case may be, of the Acquiring Entity, or of the combined voting power of the then-outstanding shares of such corporation or other entity entitled to vote generally in the election of Trustees or directors, as the case may be; or

          (d) Approval by the shareholders of the Trust of a complete liquidation or dissolution of the Trust.

2.6  Committee

     "Committee" means the committee appointed by the Board to administer the Plan pursuant to Article VII The initial committee so designated by the Board shall be the Administrative Committee.

2.7  Company

     "Company" means Washington Real Estate Investment Trust, a ____________ corporation, and directly or indirectly affiliated subsidiary corporations, any other affiliate designated by the Board, or any successor to the business thereof.

2.8  Compensation

     "Compensation" means the base salary payable to and bonus earned by a Participant by Company and considered to be "wages" for purposes of federal income tax withholding. Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Company's tax qualified plans which may be maintained under Section 401(k) or Section 125 of the Internal Revenue Code (the "Code"), or under this Plan. Inclusion of any other forms of compensation is subject to Committee approval.

2.9  Deferral Commitment

     "Deferral Commitment" means a commitment made by a Participant to defer a percentage of Compensation pursuant to Article 111. The Deferral Commitment shall apply to each payment of salary and bonus payable to a Participant. A Deferral Commitment shall remain in effect until amended or revoked as provided under Section 3.2.

PAGE 3 - DEFERRED COMPENSATION PLAN FOR EXECUTIVES

2.10  Deferral Period

      "Deferral Period" means each calendar year. The initial Deferral Period, however, shall be January 1, 2000 through and including December 31, 2000.

2.11  Determination Date

      "Determination Date" means the last day of each calendar month.

2.12  Disability

      "Disability" means a physical or mental condition that prevents the Participant from satisfactorily performing the Participant's usual duties for Company. The Committee shall determine the existence of Disability and may rely on advice from a medical examiner satisfactory to the Committee in making the determination.

2.13  Earnings

          (a) Termination Account Earnings. The Earnings rate applicable to a Termination Account on each monthly Determination Date shall be equal to the Company's cost of funds. The rate to be approved by the Board shall be submitted by Company management to the Board for review and approval prior to January 1 of each Plan Year.

          (b) Retirement Account Earnings. The effective annual yield applicable to a Retirement Account shall be determined based on the Company's cost of funds plus 2.5%.

2.14  Financial Hardship

      "Financial Hardship" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant. Financial Hardship shall be determined based upon such standards as are, from time to time, established by the Committee.

2.15  Form of Payment Designation

      "Form of Payment Designation" means the form prescribed by the Committee and completed by the Participant, indicating the chosen form of payment for benefits payable under this Plan, as elected by the Participant.

2.16  401(k) Plan

      "401(k) Plan" means the ________________________ or any successor defined contribution plan maintained by the Company that qualifies under Section 401(a) of the Code by satisfying the requirements of Section 401(k) of the Code.

2.17  Participant

      "Participant" means any employee who is eligible, pursuant to Section 3.1, to participate in this Plan, and who has elected to defer Compensation under this Plan.

PAGE 4 - DEFERRED COMPENSATION PLAN FOR EXECUTIVES
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2.18  Participation Agreement

      "Participation Agreement" means the agreement files by the Participant for each Deferral Period. A new Participation Agreement shall be filed by the Participant for each Deferral Period.

2.19  Plan

      "Plan" means this Deferred Compensation Plan for Executives as amended from time to time.

2.20  Plan Benefit

      "Plan Benefit" means the benefit payable to the Participant as calculated in Article V.

2.21  Plan Year

      "Plan Year" means the consecutive twelve (12) month period ending on each December 3 1.

2.22  Retirement

      "Retirement" means termination of Employment with Employer on the date the Participant attains age seventy (70). The Board reserves the right to provide different retirement requirements for different Participants.

2.23  Years of Service

      "Years of Service" shall have the meaning provided for such term for purposes of vesting under the 401(k) Plan, whether or not the Participant is a participant in such plan.


              ARTICLE III--PARTICIPATION AND DEFERRAL COMMITMENTS

3.1   Eligibility and Participation

          (a) Eligibility. Eligibility to participate in the Plan shall be limited to those select key employees of Company who are designated by management, from time to time, and approved by the Committee.

          (b) Participation. An employee's participation in the Plan shall be effective upon notification to the employee by the Committee of eligibility to participate, and completion and submission of a Deferral Commitment and a Form of Payment Designation to the Committee by the thirtieth day of the second month immediately preceding the beginning of the Deferral Period. Such Deferral Commitment and Form of Payment Designation shall remain in effect with respect to each succeeding Deferral Period, until such time as another Deferral Commitment is filed with the Committee as described in Section 3.2(b) below.

          (c) Part-Year Participation. When an individual first becomes eligible to participate during a Deferral Period, a Deferral Commitment may be submitted to the Committee within thirty (30) days after the Committee notifies the individual of eligibility to participate. Such Deferral Commitment will be effective only with regard to Compensation earned following submission of the Deferral Commitment to the Committee.

PAGE 5 - DEFERRED COMPENSATION PLAN FOR EXECUTIVES

3.2  Form of Deferral

     A Participant may elect a Deferral Commitment as follows:

          (a) Form of Deferral Commitment. A Deferral Commitment shall be with respect to each payment of salary and bonus payable by Company to a Participant during the Deferral Period.

          (b) Period of Commitment. Once a Participant has made a Deferral Commitment, that Commitment shall remain in effect for that Deferral Period and shall remain in effect for all future Deferral Periods unless revoked or amended in writing by the Participant and delivered to the Committee no later than November 30 of the year preceding a subsequent Deferral Period.

3.3  Commitment Limited by Termination

     If a Participant terminates employment with Company prior to the end of the Deferral Period, the Deferral Period shall end as of the date of termination.

3.4  Modification of Deferral Commitment

     Except as provided in Section 5.1(b) below, a Deferral Commitment shall be irrevocable by the Participant during a Deferral Period.

3.5  Change in Employment Status

     If the Committee determines that Participant's employment performance is no longer at a level that deserves reward through participation in this Plan, but does not terminate the Participan's employment with Company, the Participant's existing Deferral Commitment shall terminate at the end of the Deferral Period, and no new Deferral Commitment may be made by such Participant after notice of such determination is given by the Board.


                   ARTICLE IV--DEFERRED COMPENSATION ACCOUNT

4.1  Account

     For recordkeeping purposes only, a Retirement Account and a Termination Account shall be maintained for each Participant; provided in no event shall a Participant ever be entitled to payment from more than one (1) of such Accounts. The amount of Compensation elected to be deferred shall be credited to both the Retirement Account and the Termination Account. The Account shall be a bookkeeping device utilized for the sole purpose of determining the benefits payable under the Plan and shall not constitute a separate fund of assets.

4.2  Timing of Credits; Withholding

     A Participant's deferred Compensation shall be credited to the Account at the time it would have been payable to the Participant. Any withholding of taxes or other amounts with respect to deferred Compensation that is required by local, state or federal law shall be withheld from the Partici-

PAGE 6 - DEFERRED COMPENSATION PLAN FOR EXECUTIVES pant's corresponding nondeferred Compensation to the maximum extent possible, and any remaining amount shall reduce the amount credited to the Participant's Account.

4.3  Determination of Accounts

     Each Participant's Retirement and Termination Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, adjusted as follows:

          (a) New Deferrals. The Account shall be increased by any deferred Compensation credited since such Determination Date.

          (b) Distributions. The Account shall be reduced by any benefits distributed to the Participant since such Determination Date.

          (c) Earnings. The Account shall be increased by the Earnings on the average daily balance in the Account since such Determination Date.

4.4  Vesting of Accounts

     A Participant shall be one hundred percent (100%) vested at all times in the amount of Compensation elected to be deferred under this Plan and Earnings thereon.

4.5  Statement of Accounts

     The Committee shall give to each Participant a statement showing the balances in the Participant's Account on an annual basis and at such times as may be determined by the Committee.


                            ARTICLE V--PLAN BENEFITS

5.1  Withdrawals

     A Participant's Account may be distributed to the Participant before termination of employment as follows:

          (a)  Pretermination Withdrawals

               (i) Amount. At the time the Participation Agreement for a Plan Year is filed, the Participant may elect to receive one hundred percent (100%) of the Deferral Commitment for that year, plus interest accrued thereon, at the Termination Account rate, as of the date specified in the Participation Agreement. The total amount of the pretermination withdrawal shall be limited to the Termination Account balance as of the Determination Date coinciding with or immediately preceding the date of the withdrawal which is attributable to the Plan Year for which the Deferral Commitment was made.

               (ii) Remaining Account Balance. The amount of the withdrawal shall reduce the Retirement Account and Termination Account balances. Any remaining Account balances shall continue to be credited with Interest in accordance with paragraph 2.13. Any

PAGE 7 - DEFERRED COMPENSATION PLAN FOR EXECUTIVES amounts remaining in the Retirement Account or Termination Account after all pretermination withdrawals shall be paid in accordance with this Article V.

          (b) Financial Hardship or Disability Withdrawals. Upon a finding that a Participant has suffered a Financial Hardship or Disability, the Committee may, in its sole discretion, amend the existing Deferral Commitment or make distributions from the Participant's Account. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's needs resulting from the Financial Hardship or Disability, and will not exceed the Participant's vested Account balance. If payment is made due to Financial Hardship, the Participant's deferrals under this Plan shall cease for a twelve (12) month period. Any resumption of the Participant's deferrals under the Plan after such twelve (12) month period shall be made only at the election of the Participant in accordance with Article III herein.

          (c) Form of Payment. Such a distribution shall be paid in a lump sum and shall be charged to the Participant's Account as a distribution. The distribution shall be subject to taxation as provided in Section 5.6 below.

5.2  Termination Benefits

     If a Participant terminates employment with Company, for any reason other than death, Company shall pay the Participant benefits equal to the vested balance in the Participant's Termination Account.

5.3  Retirement Benefit

     The Company that employed a Participant shall pay a Plan Benefit equal to the amount of the Participant's Retirement Account (determined as of the Determination Date coinciding with or immediately preceding the date of distribution) to each participant who terminates Employment:

          (a)  By reason of Retirement;

          (b)  By reason of Total and Permanent Disability; or

          (c) Within a twenty-four (24) month period after a Change in Control with respect to the Company or with respect to the Participating Company employing such Participant at the time of the Change in Control.

     For purposes of this paragraph 5.3, a Participant shall be deemed terminated if the Change in Control relates to the Participating Company (other than the Company) employing such Participant whether or not the Participant remains employed by such Participating Company after such Change in Control; provided, if the Participant becomes employed by the Company or any other member of the Employer group, the Participant shall not be deemed terminated.

5.4  Death Benefit

     Upon the death of the Participant, the Company shall pay to the Participant's Beneficiary an amount determined as follows:

PAGE 8 - DEFERRED COMPENSATION PLAN FOR EXECUTIVES

          (a) If the Participant dies prior to termination of Employment with Employer (including retirement), the amount payable under this paragraph shall be in lieu of any other benefit payment under this Plan and shall equal the Participant's Termination Account.

          (b) if the Participant dies after termination or retirement of Employment with Employer, the amount payable shall be equal to the remaining unpaid balance of the Participant's appropriate Account.

5.5  Form of Payment

     Retirement, termination and death benefits shall be paid in the form of benefit as provided below, specified by the Participant in the Form of Payment Designation unless the benefit is based on a Small Account as defined in Subsection (c) below. Payments will commence no later than sixty (60) days after all information necessary to calculate the benefit amount has been received by Company following the date of Retirement, termination, or death. The Form of Payment Designation shall be effective for the entire vested account balance. if, upon termination or Retirement, the Participant's most recent election as to the form of payment was made within one (1) year of such termination or Retirement, then the prior election shall be used to determine the form of payment. The forms of benefit payment are:

          (a) Termination Account. A lump-sum amount which is equal to the vested Account balance.

          (b) Retirement Account. A lump-sum amount which is equal to the vested Account balance, or equal annual installments of the vested Account balance amortized over a period of up to five (5), ten (10), fifteen (15) or twenty (20) years. Earnings on the unpaid balance shall be equal to the average rate of Earnings which would have been applicable on the Account over the thirty-six (36) months immediately preceding the commencement of benefit payments.

          (c) Small Account. If the Participants vested Account balance is under $50,000 on the Valuation Date as defined in Section 5.7, the benefit shall be paid in a lump sum.

5.6  Withholding; Payroll Taxes

     Company shall withhold from payments hereunder any taxes required to be withheld from such payments under local, state or federal law. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to
Section 3405(a)(2) of the Code, or any successor provision thereto.

5.7  Valuation and Settlement

     The last day of the month in which the Participant retires, terminates, or dies shall be the Valuation Date. The amount of a lump sum payment and the initial amount of installments shall be based on the value of the Participant's vested Account balance on the Valuation Date. The date on which a lump sum is paid or the date on which installments commence shall be the settlement date. The settlement date shall be no more than sixty-five (65) days after the Valuation Date. All payments shall be made as of the first day of the month.

PAGE 9 - DEFERRED COMPENSATION PLAN FOR EXECUTIVES

5.8  Payment to Guardian

     If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and Company from all liability with respect to such benefit.


                      ARTICLE VI--BENEFICIARY DESIGNATION

6.1  Beneficiary Designation

     Each Participant shall have the right, at any time, to designate one (1) or more persons or entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant's death prior to complete distribution of the Participant's vested Account balance. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant's lifetime. Designation by a married Participant to the Participant's spouse of less than a fifty percent (50%) interest in the benefit due shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation, or it is established that the consent cannot be obtained because the spouse cannot be located.

6.2  Changing Beneficiary

     Any Beneficiary designation may be changed by an unmarried Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee. A married Participant's Beneficiary designation may be changed by a Participant with the consent of the Participant's spouse as provided for in Section 6.1 above, by the filing of a new Beneficiary designation with the Committee. The filing of a new designation shall cancel all designations previously filed.

6.3  Change in Marital Status

     If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply:

          (a) If the Participant is married at death but was unmarried when the designation was made, the designation shall be void unless the spouse has consented to it in the manner prescribed in Section 6.1 above.

          (b) If the Participant is unmarried at death but was married when the designation was made:

               (i) The designation shall be void if the spouse was named as Beneficiary.

               (ii) The designation shall remain valid if a nonspouse Beneficiary was named.

PAGE 10 - DEFERRED COMPENSATION PLAN FOR EXECUTIVES

          (c) If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed in
     Section 6.1 above.

6.4  No Beneficiary Designation

     If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

          (a)  The Participant's surviving spouse;

          (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take by right of representation the share the deceased child would have taken if living;

          (c)  The Participants estate.

6.5  Effect of Payment

     Payment to the Beneficiary shall completely discharge the Company's obligations under this Plan.


                          ARTICLE VII--ADMINISTRATION

7.1  Committee; Duties

     This Plan shall be administered by the Committee, which shall consist of not less than three (3) persons appointed by the Board, except after a Change in Control as provided in Section 7.5 below. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

7.2  Agents

     The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

7.3  Binding Effect of Decisions

     The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

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7.4  Indemnity of Committee

     The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member's service on the Committee, except in the case of gross negligence or willful misconduct.

7.5  Election of Committee After Change in Control

     After a Change in Control, vacancies on the Committee shall be filled by majority vote of the remaining Committee members and Committee members may be removed only by such a vote. If no Committee members remain, a new Committee shall be elected by majority vote of the Participants in the Plan immediately preceding such Change in Control. No amendment shall be made to Article VII or other Plan provisions regarding Committee authority with respect to the Plan without prior approval by the Committee.


                         ARTICLE VIII--CLAIMS PROCEDURE

8.1  Claim

     Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan (hereinafter referred to as "Claimant"), or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

8.2  Denial of Claim

     If the claim or request is denied, the written notice of denial shall state:

          (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based;

          (b) A description of any additional material or information required and an explanation of why it is necessary; and

          (c)  An explanation of the Plan's claim review procedure.

8.3  Review of Claim

     Any Claimant whose claim or request is denied or who has not received a response within sixty (60) days may request a review by notice given in writing to the Committee. Such request must be made within sixty (60) days after receipt by the Claimant of the written notice of denial, or in the event Claimant has not received a response sixty (60) days after receipt by the Committee of Claimant's claim or request. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the Claimant a hearing. On review, the Claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

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8.4  Final Decision

     The decision on review shall normally be made within sixty (60) days after the Committee's receipt of Claimant's claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.


                 ARTICLE IX--AMENDMENT AND TERMINATION OF PLAN

9.1  Amendment

     The Board may at any time amend the Plan by written instrument, notice of which is given to all Participants and to Beneficiaries receiving installment payments, subject to the following:

          (a) Preservation of Account Balance. No amendment shall reduce the amount accrued in any Account to the date such notice of the amendment is given.

          (b) Changes in Earnings Rate. No amendment shall reduce, either prospectively or retroactively, the rate of Earnings to be credited to the amount already accrued in Participant's Account and any amounts credited to the Account under Deferral Commitments already in effect on that date.

9.2  Company's Right to Terminate

     The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of Company.

          (a) Partial Termination. The Board may partially terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

          (b) Complete Termination. The Board may completely terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. In the event of complete termination, the Plan shall cease to operate and Company shall pay out each Account. Payment shall be made as a lump sum or in equal monthly installments, based on the vested Account balance.

     Earnings shall continue to be credited on the unpaid balance in each Account. Earnings on the unpaid balance shall be equal to the average rate of Earnings which would have been applicable on the Account over the thirty-six
(36) months immediately preceding the commencement of benefit payments.

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                            ARTICLE X--MISCELLANEOUS

10.1  Unfunded Plan

      This plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and make no further benefit payments or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of
Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

10.2  Company Obligation

      The obligation to make benefit payments to any Participant under the Plan shall be an obligation solely of the Company with respect to the deferred Compensation receivable from, and contributions by, that Company and shall not be an obligation of another Company.

10.3  Unsecured General Creditor

      Except as provided in Section 10.4, Participants and Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of Company or any other party for payment of benefits under this Plan. Any property held by Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets. Company's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

10.4  Trust Fund

      Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, Company may establish one (1) or more Trusts, with such Trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Although such a Trust shall be irrevocable, its assets shall be held for payment of all Company's general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such Trust, Company shall have no further obligation to pay them. If not paid from the Trust, such benefits shall remain the obligation of Company.

10.5  Nonassignability

      Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

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10.6   Not a Contract of Employment

       This Plan shall not constitute a contract of employment between Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Company or to interfere with the right of Company to discipline or discharge a Participant at any time.

10.7   Protective Provisions

       A Participant will cooperate with Company by furnishing any and all information requested by Company, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Company may deem necessary and taking such other action as may be requested by Company.

10.8   Governing Law

       The provisions of this Plan shall be construed and interpreted according to the laws of the State of _______________ except as preempted by federal law.

10.9   Validity

       If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.10  Notice

       Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in Company's records.

10.11  Successors

       The provisions of this Plan shall bind and inure to the benefit of Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.

                                                   WASHINGTON REAL ESTATE
                                                   INVESTMENT TRUST

                                               By: /s/ Edmund B. Cronin, Jr.
                                                   -----------------------------
                                                   President and CEO

                                            Dated:       January 1, 2000
                                                   -----------------------------

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